                                                                   Exhibit 10.11

                      LICENSE AND COLLABORATION AGREEMENT

                         between     MAXYGEN, INC.
                                     3410 Central Expressway
                                     Santa Clara, California 95051, USA

                                     (hereinafter referred to as MAXYGEN)

                         and         NOVO NORDISK A/S
                                     Novo Alle
                                     DK-2880 Bagsvaerd
                                     Denmark

                                     (hereinafter referred to as NOVO NORDISK)

     WHEREAS, MAXYGEN has developed and possesses expertise, know-how and intellectual property rights within the generic field of in vitro and in vivo Shuffling (as defined below);

     WHEREAS, NOVO NORDISK has developed and possesses expertise, know-how and intellectual property rights within the field of in vitro and in vivo Shuffling for creating and screening genetic diversity for use in development of Industrial Proteins (as defined below);

     WHEREAS, MAXYGEN and NOVO NORDISK are both interested in exchanging such expertise and know-how and granting each other access to use such intellectual property rights in certain defined fields.

     WHEREAS, NOVO NORDISK and MAXYGEN are both interested in further developing such expertise, know-how and intellectual property rights by using collaborative efforts; and

     WHEREAS, NOVO NORDISK, as part of such collaboration, is willing to fund certain development activities to be carried out at MAXYGEN's premises in accordance with the terms described herein.

* CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN 0MITTED AND FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     NOW, THEREFORE, MAXYGEN and NOVO NORDISK hereby agree as follows:

1.   DEFINITIONS

     The following definitions shall control the construction of each of the following terms wherever they appear in this Agreement:

     The term "Affiliate" shall mean any corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the designated party but only for so long as such relationship exists. For the purposes of this section, "Control" shall mean ownership of at least fifty (50) percent (or such lesser
 -------
percent as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of incorporation) of the shares of stock entitled to vote for directors in the case of a corporation and at least fifty (50) percent (or such lesser percent as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of domicile) of the interests in profits in the case of a business entity other than a corporation.

     The term "Agreement" shall mean this present License and Collaboration Agreement.

     The term "Assay Technology" shall mean methods wherein genetic diversity generated by Shuffling is selected or screened to identify the subset of genetic variants for inclusion in a subsequent application of Shuffling or to identify the desired product.

     The term "Development Program" shall mean research and development activities within the areas outlined in Exhibit A attached hereto, as
                                        ---------
supplemented or amended from time to time according to mutual written agreement between the Parties. Cf. Also Section 8.1.

     The term "Effective Date" shall mean the date of the last signature hereto.

     The term "Industrial Protein Expression Pathway" shall mean any evolvable process within a cell that leads to increased expression of the desired form of an Industrial Protein, including, but not limited to evolution of enzymes and compounds that modify or transport proteins per se, creation of improved processes of cellular DNA uptake, evolution of stable, replicating genetic elements such as plasmids, as well as cellular processes or substances that are genetically encoded but not enzymatic, for example, lipid compositions of a cell membrane that affect expression of the desired form of the Industrial Protein.

     The term "Industrial Protein" shall mean [*******] for production, sale and/or use in the NOVO NORDISK Field or, upon being activated in accordance with
Section 7.3 hereof, a NOVO NORDISK Preferred Area.

     The term "In Vitro Shuffling" shall mean Shuffling where the gene recombination event occurs outside of a cell, but shall not include any Assay Technology.

     The term "In Vivo Shuffling" shall mean Shuffling where the gene recombination event occurs inside of a cell, but shall not include any Assay Technology.

     The term "Jointly Owned Patents" shall mean any patent applications and/or patents based on inventions made in the course of the Development Program, including any reissued patents, reexamined patents, divisions, renewals, continuations and continuations-in-part, substitutions, extensions or foreign counterparts thereof.

     The term "Licensed Product" shall mean any Industrial Protein (i) derived by Shuffling or (ii) expressed, made or produced by the use of a vector, organism or other material that has been improved by Shuffling, regardless of whether such Industrial Protein is Shuffled, in either case in respect of which the developing, making, having made, using or selling is covered by a Valid Claim in the relevant country and/or which is developed and/or manufactured through the use of MAXYGEN Know-How and including, but not limited to, any Industrial Protein developed or manufactured by application or use of an Industrial Protein or such improved vector, organism or other material for such purpose.

     The term "MAXYGEN Break-through Invention" shall mean any invention made by MAXYGEN during the term of this Agreement but outside the scope and activities of the Development Program which fulfills the following criteria:

     (a) The MAXYGEN Break-through Invention shall be an invention that is the result of [*******].

     (b) The MAXYGEN Break-through Invention shall be patented or patentable.

     The term "MAXYGEN Future Patents" shall mean any patent applications filed by or on behalf of MAXYGEN on or after the Effective Date and any patents issued thereon, provided the inventions covered by such patents and/or patent applications have been made by MAXYGEN before the expiry or termination of the Development Program but outside the scope of the Development Program and, furthermore, provided such inventions consist of Shuffling methods and are applicable within the NOVO NORDISK Field and, finally, provided such patent applications would have been included in Exhibit C by virtue of their comprising Shuffling technology had they been filed prior to the Effective Date.

     The term "MAXYGEN Field" shall mean all applications or uses of Shuffling which fall outside the NOVO NORDISK Field. Thus, the MAXYGEN Field shall include, but not be limited to, [*******], excluding, however, the NOVO NORDISK Field and existing specific projects of NOVO NORDISK as specified in Exhibit B.
                                                                     ---------

     The term "MAXYGEN Know-How" shall mean any proprietary and confidential know-how, other than MAXYGEN Patents, MAXYGEN Future Patents, Jointly Owned Patents, and MAXYGEN Breakthrough Inventions controlled by MAXYGEN on or after the Effective Date, including technical data, experimental results, specifications, techniques, methods, technology, processes, recipes and written materials, all of which shall be related exclusively to Shuffling. For the purposes of this definition, the term "controlled" shall mean owned and/or having the ability to grant licenses or sublicenses to and/or disclose MAXYGEN Know-How without violating the terms of any bona fide agreement under which MAXYGEN may have acquired such rights.

     The term "MAXYGEN Patents" shall mean the patents and patent applications listed in Exhibit C attached hereto or referred to in Section 2.4 hereof and any
          ---------
patents issued on any such patent applications and including any reissued patents, re-examined patents, divisions, renewals, continuations and continuations in part, substitutions, extensions or foreign counterparts thereof.

     The term "Metabolic Pathways" shall mean a process using cells or cell lysates from a single organism that utilizes [*******] except for the use in Industrial Protein expression in the NOVO NORDISK Field.

     The term "Minimum Royalty Level" shall have the meaning set forth in
Section 3.5.

     The term "Net Proceeds of Sales" shall mean NOVO NORDISK's and its Affiliates' and sublicensees' (other than agents, distributors, toll manufacturers, customers and other end users that are not Affiliates of NOVO NORDISK) gross receipts from sales of Licensed Products when invoiced to a third party, less the following deductions actually allowed and taken by such third parties and not otherwise received by or reimbursed to NOVO NORDISK or its Affiliates or sublicensees:

     (a) trade, cash and/or quantity discounts allowed, if any;

     (b) refunds, rebates or allowances which effectively reduce the selling price;

     (c) actual returns and allowances;

     (d) credits, if any, to customers on account of retroactive price reductions;

     (e) value added taxes and sales taxes;

     (f) duties;

     (g) freight, insurance and other transportation charges to the extent added to the sales price and set forth separately as such on the total amount invoiced; and

     (h) bad debt.

     Sales of Licensed Products between NOVO NORDISK and its Affiliates or between two or more of NOVO NORDISK's Affiliates shall not be considered included within Net Proceeds of Sales.

     The term "NOVO NORDISK Field" shall mean the use of Shuffling for the development, production and/or sale of Industrial Proteins in the areas described in Exhibit D attached hereto and, upon its activation in accordance
             ---------
with the provisions of Section 7.3 hereto each Preferred Area, excluding, however, such use for the purpose of [*******] and excluding existing specific projects of MAXYGEN as specified in Exhibit E. The NOVO NORDISK Field shall not include [*******], except as set forth in Section 2.2 below.

     The term "NOVO NORDISK Future Patents" shall mean any patent applications filed on or after the Effective Date solely by or on behalf of NOVO NORDISK's Enzyme Business (as organized and operated as a separate division according to objective and bona fide criteria) and any patents issued thereon, provided the inventions covered by such patents and/or patent applications have been made by NOVO NORDISK before expiry or termination of the Development Program but outside the scope of the Development Program and, furthermore, provided such inventions consist of Shuffling methods and, finally, provided such patent applications would have been included in Exhibit F by virtue of their comprising Shuffling technology had they been filed prior to the Effective Date.

     The term "NOVO NORDISK Patents" shall mean the patents and patent applications listed in Exhibit F attached hereto and any patents issued on any
                       ---------
such patent applications, including any reissued patents, re-examined patents, divisions, renewals, continuations and continuations-in-part, substitutions, extensions or foreign counterparts thereof.

     The term "NOVO NORDISK Preferred Areas" shall mean the fields of application of Industrial Proteins described in Exhibit G attached hereto and
                                                ---------
any other fields of interest selected by NOVO NORDISK in accordance with the procedures set forth in Section 7 below. The NOVO NORDISK Preferred Areas shall not include [*******].

     The term "Party" shall mean either MAXYGEN or NOVO NORDISK, as appropriate, whereas the term "Parties" shall mean MAXYGEN and NOVO NORDISK jointly.

     The term "Shuffling" shall mean new methods (as of 17 February 1994) for recombination of genetic material for creation and screening of genetic diversity, comprising methods included in or similar to those described in Exhibits C and F. Shuffling may be either in vivo or in vitro, but does not include any Assay Technology. [*******]

     The term "Valid Claim" shall mean a claim of an issued and unexpired patent in the relevant country within the MAXYGEN Patents, the Jointly Owned Patents, the MAXYGEN Future Patents and/or the MAXYGEN Breakthrough Inventions that has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction or that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

     The term "Working Group" shall mean the collaborative body consisting of representatives from both Parties, the tasks and working procedures of which have been further outlined in Section 8.4 below.

2.   EXCHANGE OF LICENSES

     2.1  Grant of Licenses from MAXYGEN to NOVO NORDISK.  MAXYGEN hereby grants
          ----------------------------------------------
to NOVO NORDISK a worldwide, royalty-bearing (in accordance with below), exclusive, irrevocable (except as otherwise stated in Section 9) and sublicensable right and license to practice the MAXYGEN Patents, the MAXYGEN Know-How, the MAXYGEN Future Patents, the Jointly Owned Patents and the MAXYGEN Break-through Inventions to make, have made, use, promote, market distribute and sell Licensed Products within the NOVO NORDISK Field and any NOVO NORDISK Preferred Areas which may be activated in accordance with Section 7 hereof.

     2.2  Grant of Licenses from NOVO NORDISK to MAXYGEN.  NOVO NORDISK hereby
          ----------------------------------------------
grants to MAXYGEN a worldwide, royalty-free, irrevocable (except as otherwise stated in Section 9) and sublicensable right and license to practice, within the MAXYGEN Field, the NOVO NORDISK Patents, NOVO NORDISK Future Patents and the Jointly Owned Patents and any improvements by NOVO NORDISK of the MAXYGEN Know-How to develop, make, have made, use, promote, market, distribute and sell products. Said license shall be exclusive except as otherwise stated in Exhibits F and H and except for [*******], with respect to which this license shall be co-exclusive with NOVO NORDISK. MAXYGEN's right to sublicense hereunder shall not include sublicensing to third parties which, at the time of granting the sublicense, have industrial enzymes as their primary business; in the event that MAXYGEN should sublicense its rights hereunder to any third party which, to the best of MAXYGEN's knowledge, has any activities within the industrial enzymes field, MAXYGEN shall immediately inform NOVO NORDISK of the fact that such sublicense has been granted without necessarily disclosing the field and terms of such sublicense. Nothing herein shall prevent NOVO NORDISK from scientific or commercial exploitation either by itself or through third parties (such as, but not limited to, toll manufacturers, agents or distributors) of the NOVO NORDISK Patents and the NOVO NORDISK Future Patents for [*******].

     2.3  Undisclosed MAXYGEN Patents as of the Effective Date.  Any and all
          ----------------------------------------------------
patents or patent applications belonging to MAXYGEN as of the Effective Date and relevant for use within the NOVO NORDISK Field or NOVO NORDISK Preferred Areas which have not been disclosed, fully or in part, by MAXYGEN to NOVO NORDISK as of the Effective Date shall be fully disclosed by MAXYGEN no later than fifteen
(15) days after the Effective Date and automatically be considered part of the MAXYGEN Patents.

     2.4  Undisclosed NOVO NORDISK Patents as of the Effective Date.  NOVO
          ---------------------------------------------------------
NORDISK shall use diligent efforts within 60 (sixty) days from the Effective Date to disclose to MAXYGEN as soon as practicable any and all patents or patent applications belonging to NOVO NORDISK and relating to Shuffling as of the Effective Date and relevant for use within the MAXYGEN Field which have not been disclosed, fully or in part, by NOVO NORDISK to MAXYGEN as of the Effective Date each of which shall automatically be considered part of the NOVO NORDISK Patents.

3.   ROYALTIES

     3.1  Royalty Rates. The following royalty rates shall apply and be payable
          -------------
by NOVO NORDISK with regard to NOVO NORDISK's and its Affiliates' sales of Licensed Products:

                                                             Royalty Rate
                          Technology Applied by              calculated on Net
                               NOVO NORDISK                  Proceeds of Sales
                 ------------------------------------------  -----------------

                 MAXYGEN Patents:                                [*******]

                 MAXYGEN Know-How (subject to
                 fulfillment of the conditions outlined in
                 Section 3.2 hereof):                            [*******]

                 MAXYGEN Future Patents:                         [*******]

                 Jointly Owned Patents:                          [*******]

                 MAXYGEN Break-through Inventions:               [*******]

     3.2    Royalties in Respect of MAXYGEN Know-How.  NOVO NORDISK's payment of
            ----------------------------------------
 royalties in respect of MAXYGEN Know-How on Net Proceeds of Sales of products not covered by a Valid Claim shall be subject to the following:

     (a) To the extent that NOVO NORDISK can document by competent evidence that any third party is relying on [*******] in its development and/or manufacturing of a product which is sold, in an amount equal to at least [*******] percent of the sales by NOVO NORDISK in the relevant country, in competition, either directly or indirectly, with an Industrial Protein sold in such country by NOVO NORDISK, NOVO NORDISK shall [*******].

     (b) The MAXYGEN Know-How used by NOVO NORDISK must relate to [*******]. It is understood that royalties shall, nonetheless, become due at a rate of [*******] per cent of Net Proceeds of Sales in respect of sales in the USA of Licensed Products based on NOVO NORDISK's use of MAXYGEN Know-How related to [*******], provided such use has taken place in the period lasting from the Effective Date to the date of the first publication of the MAXYGEN Know-How in question and furthermore provided that [*******].

     3.3 Notwithstanding Section 3.2, to the extent that NOVO NORDISK can document by competent written evidence that it had developed, prior to the earlier of the disclosure of information by MAXYGEN to NOVO NORDISK pursuant to the Secrecy Agreement between the Parties dated March 7, 1997, or the Effective Date, know-how or technology which is substantially similar to the MAXYGEN know-how in question, [*******] unless other MAXYGEN Know-How that has not been so developed by NOVO NORDISK is also utilized to develop, make, have made, use, promote, market, distribute or sell Licensed Products.

     3.4    Only One Royalty Payable.   The above royalty rates shall not be
            ------------------------
applied cumulatively. Thus, only one royalty shall be paid in respect of each sale of any Licensed Product by NOVO NORDISK or its Affiliates, namely the highest applicable rate.

     3.5    Minimum Royalty.
            ---------------

     (a) If the royalties otherwise payable hereunder by NOVO NORDISK in any year beginning with the fourth year from the Effective Date are less than the Minimum Royalty Levels set forth below, NOVO NORDISK shall pay to MAXYGEN [*******] percent of the difference between the Minimum Royalty Level for such year as stated below and the total royalties otherwise

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

          payable hereunder including, but not limited to, royalties attributable to MAXYGEN Know-How:

                    Year     Minimum Royalty Level
                    -----    ---------------------

                  [*******]        [*******]

                  [*******]        [*******]

                  [*******]        [*******]

     (b) An accumulated Minimum Royalty Level covering all NOVO NORDISK Preferred Areas that have been activated shall be set, as to amount and date of application as agreed to by the Parties, upon the activation by NOVO NORDISK of each NOVO NORDISK Preferred Area.

     (c) If NOVO NORDISK does not timely pay to MAXYGEN the stated Minimum Royalty Level under either subparagraph (a) or subparagraph (b) above by the end of [*******] days after the end of the applicable year, the licenses granted to NOVO NORDISK by MAXYGEN shall [*******] within the NOVO NORDISK Field and/or the NOVO NORDISK Preferred Areas, as appropriate. In the event that MAXYGEN, after the possible [*******] of NOVO NORDISK's license [*******] should grant a license to a third party such license shall be granted on terms which, taken as a whole, are not more favorable to such third party than the terms applying to NOVO NORDISK's [*******] license.

4.   PAYMENT OF AND ACCOUNTING FOR ROYALTIES

     4.1  Keeping of Records.
          ------------------

     NOVO NORDISK shall keep, and impose on its Affiliates to keep, complete and correct records of Net Proceeds of Sales of Licensed Products for a period of not less than [*******] years after the making of a royalty payment under this Agreement.

     4.2  Payment Term.  All royalty payments under this Agreement shall become
          ------------
due and payable [*******] days after the last day of the calendar quarter in which the corresponding sales of Licensed Products were made. Payment shall be accompanied by a report on a country-by-country basis, showing the Net Sales in each segment of the Field as listed on Exhibit D used in the computation of the royalties payable. Any Minimum Royalty shall become due and payable [*******] days after the end of the applicable year.

     4.3  Currency and Exchange Rate.  NOVO NORDISK shall make all payments to
          --------------------------
MAXYGEN under this Agreement in U.S. Dollars and to a bank account to be designated by MAXYGEN. Net Proceeds of Sales shall be calculated on the basis of the rates of exchange as quoted by the Wall Street Journal (U.S.A. Edition) on the last business day of the calendar quarter in which the corresponding sales of Licensed Products were made.

     4.4  Auditor Statements.  Upon MAXYGEN's request NOVO NORDISK shall provide
          ------------------
MAXYGEN with a statement from NOVO NORDISK's external auditors certifying the correctness of NOVO NORDISK's royalty payments made hereunder. The statement shall be provided at MAXYGEN's request and expense and no more than once in any given calendar year.

     4.5  Audit of NOVO NORDISK's Records.   NOVO NORDISK shall allow MAXYGEN to
          -------------------------------
appoint a firm of independent certified public accountants to whom NOVO NORDISK has no reasonable objection. NOVO NORDISK shall give such accountant access, during ordinary business hours and subject to a reasonable advance notice, to such records of NOVO NORDISK as are necessary to verify the accuracy of any royalty payments made or payable under this Agreement. Such access shall be granted no more than once in a calendar year, at MAXYGEN's request and expense. The independent certified public accountants shall be under a confidentiality obligation to NOVO NORDISK to disclose to MAXYGEN in its report only the amount and accuracy of royalty payments made or payable under this Agreement. In the event it is determined that the records of NOVO NORDISK indicate that the amount of royalties payable under this Agreement is more than that actually paid to MAXYGEN, NOVO NORDISK shall pay such difference to MAXYGEN within thirty (30) days of such accountant's report, and if that difference is greater than [*******] percent [*******] of the amounts actually paid then the costs and expenses of said independent certified public accountant shall be borne by NOVO NORDISK.

5.   WARRANTIES

     5.1  MAXYGEN represents and warrants to NOVO NORDISK that:

          (a) it has the right to grant to NOVO NORDISK the license granted under Section 2.1 hereof and that said license does not conflict with or violate the terms of any agreement between MAXYGEN and any third party.

          (b) it has duly informed NOVO NORDISK, prior to the Effective Date, of administrative or judicial proceedings, if any, contesting the inventorship, ownership, validity or enforceability of any element of the MAXYGEN Patents.

          (c) it has not as of the Effective Date and it will not in the future license the MAXYGEN Know-How [*******] so long as NOVO NORDISK retains rights therein pursuant to this Agreement.

          (d) is unaware of any present patents or patent applications relating to Shuffling of third parties, domestic or foreign, which would be infringed by NOVO NORDISK in exercising its rights granted under Section 2.1.

     5.2  Warranties of NOVO NORDISK.
          --------------------------

          (a)  it has the right to grant to MAXYGEN the license granted under
               Section 2.2 hereof and that said license does not conflict with or violate the terms of any agreement between NOVO NORDISK and any third party.

          (b) it has duly informed MAXYGEN, prior to the Effective Date, of administrative or judicial proceedings, if any, contesting the inventorship, ownership, validity or enforceability of any element of the NOVO NORDISK Patents.

          (c) is unaware of any present patents or patent applications relating to Shuffling of third parties, domestic or foreign, that would be infringed by MAXYGEN in exercising its rights granted under
               Section 2.2.

6.   PATENT PROSECUTION

     6.1  Procedures.  For all patent families licensed hereunder, the licensor
          ----------
shall inform about and, to the extent reasonably practicable as specified below, give the licensee a reasonable opportunity to discuss and influence major prosecution events. The licensor shall nonetheless have the final decision as to any such matter unless the Working Group shall otherwise decide.

     Such major prosecution events shall include official communications with the examining division at European Patent Office and United States' Patent & Trademark Office in the form of patent applications, including divisional applications, reissue applications, continuations and continuations in part, requests for examination, including reexamination, written opinions, amended claims, final rejections and notices of allowance.

     MAXYGEN and NOVO NORDISK shall each be responsible to utilize commercially reasonable efforts to file, prosecute and maintain, at its expense, all patents and patent applications included in their respective patent listings.

     The licensor shall use reasonably diligent efforts to provide to licensee such communication from the licensor to the examining division no later than two
(2) weeks prior to the official communication.

     The licensor shall use reasonably diligent efforts to disclose to the licensee within two (2) weeks from its receipt such communications from the examining division.

     The licensee shall have the right to enforce, at its own expense, licensed patent rights licensed to it within its field, i.e., the NOVO NORDISK Field or the MAXYGEN Field, as appropriate. The licensee must inform the licensor of such intention no later than three (3) months prior to initiation of such action. The licensor must by written notice, within four (4) weeks from the date of receipt of such information, decide to approve of such action or to delay it by up to a further four (4) weeks' period. The licensor's comments and suggestions, if any, in relation to the intended action shall be duly considered by the licensee. If the licensee does not bring any such suit, the licensor shall have the right to enforce, at its own expense, the said licensed patent rights. In any event the Parties shall assist each other and cooperate in any such litigation. If NOVO NORDISK shall institute any such enforcement with respect to uses of Shuffling to which MAXYGEN would be entitled to royalties if NOVO NORDISK was so utilizing Shuffling, MAXYGEN shall be entitled to twenty-five (25) percent of any cash recovery by NOVO NORDISK after NOVO NORDISK has first recovered its reasonable costs of enforcement. If MAXYGEN shall institute any such enforcement with respect to uses of Shuffling in the NOVO NORDISK Field, NOVO NORDISK shall be entitled to twenty-five (25) percent of any cash recovery by MAXYGEN after MAXYGEN has first recovered its reasonable costs of enforcement.

     Notwithstanding anything to the contrary herein, NOVO NORDISK shall be fully entitled, at its own cost to enforce its patents within the field of [*******].

     The Parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning the foregoing.

     Neither Party shall make any settlement of any litigation or claim which will result in the grant to any third party of any rights that will diminish the other Party's rights granted hereunder.

     NOTWITHSTANDING THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY PATENT RIGHTS OR KNOW-HOW. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL DAMAGES OF ANY KIND.

     6.2  Invalidity or Unenforceability.  In the event of any part of the
          ------------------------------
NOVO NORDISK Patents, the NOVO NORDISK Future Patents and/or the Jointly Owned Patents being declared invalid or unenforceable in a final judgment or administrative decision, MAXYGEN shall not be entitled to terminate this Agreement.

     In the event of any part of the MAXYGEN Patents, the MAXYGEN Future Patents, the Jointly Owned Patents and/or any patent(s) included in the MAXYGEN Breakthrough Inventions being declared invalid or unenforceable in a final judgment or administrative decision, NOVO NORDISK shall not be entitled to terminate this Agreement. NOVO NORDISK shall no longer [*******] after final judgment or administrative decision that determines that there is no material Valid Claim included in any MAXYGEN Patent or MAXYGEN Future Patent that covers the product, on a country-by-country basis, and MAXYGEN Know-How has not been used to develop or manufacture such Licensed Product. Moreover, NOVO NORDISK shall be entitled to [*******] provided that NN shall not be entitled during any [*******] to [*******] an amount higher than [*******] and, furthermore provided that NOVO NORDISK shall not be entitled to make any [*******] unless it has been met with competition which has reached a level corresponding to at least [*******] of NOVO NORDISK's own sales of the same Industrial Protein in the country in question.

7.   NOVO NORDISK PREFERRED AREAS

     7.1  Already Defined NOVO NORDISK Preferred Areas.
          --------------------------------------------

     The fields of application and production for Industrial Proteins described in Exhibit F hereof shall be considered to be included in the NOVO NORDISK
   ---------
Preferred Areas, until otherwise determined by NOVO NORDISK as per Section 7.2 below.

     7.2  Procedures for Selection of New NOVO NORDISK Preferred Areas.
          ------------------------------------------------------------
Altogether, NOVO NORDISK shall be entitled, at any time, to reserve up to [*******] NOVO NORDISK Preferred Areas as fields of potential interest for NOVO NORDISK to which to expand the license granted under Section 2.1 above as set forth in Exhibit F. Notwithstanding anything to the contrary herein, NOVO NORDISK shall be entitled to replace any selected NOVO NORDISK Preferred Areas with a different Preferred Area insofar as such replacement would not be obstructed by MAXYGEN's bona fide obligations vis-a-vis third parties entered into in the meantime or developments made by or on behalf of MAXYGEN.

     7.3  Procedures for Activation of NOVO NORDISK Preferred Areas.    NOVO
          ---------------------------------------------------------
NORDISK shall activate its right to a Preferred Area by giving notice to MAXYGEN in accordance with Section 17 hereof, in which event the Parties shall enter into a license to be governed by the basic licensing terms contained herein and terminating upon termination or expiration of the basic license grant hereunder (Sections 2 through 7 and

9), it being understood, however, that the royalty rates and level of Annual Maintenance Fee and a work plan therefor shall be negotiated in good faith on a case-by-case basis. Unless MAXYGEN's technology in question qualifies as MAXYGEN Break-through Inventions, the royalty rate payable by NOVO NORDISK to MAXYGEN shall in no event exceed [*******] percent and shall in no event be lower than [*******] percent.

     7.4  Notwithstanding the foregoing:

          (a) if MAXYGEN should receive a bona fide offer initiated by a third party with respect to such Preferred Area, it shall have the right so to inform NOVO NORDISK and provide to NOVO NORDISK a right of first negotiation with respect to such Area [*******]. If NOVO NORDISK does not accept such terms within [*******], MAXYGEN shall be free to enter into such agreement with the third party.

          (b) If MAXYGEN should determine to commit its own resources to a Preferred Area, it shall be required first to offer to NOVO NORDISK the opportunity for [*******] to activate the Preferred Area in question in accordance with Section 7.3 above. If NOVO NORDISK does not elect to activate such Preferred Area on its own behalf, MAXYGEN shall be free to proceed with developments in such Preferred Area on its own behalf.

8.   DEVELOPMENT COLLABORATION

     8.1  Scope of Development Collaboration.  The Parties hereby undertake to
          ----------------------------------
jointly carry out a scientific development cooperation in accordance with the Development Program with the purpose of improving the protection of the technology and the exclusive position status provided by the MAXYGEN Patents and the NOVO NORDISK Patents, both within the MAXYGEN Field and the NOVO NORDISK Field. The more detailed description of activities together with a time schedule shall be agreed in writing between the Parties no later than sixty (60) days after the Effective Date. The development work itself shall commence no later than 1 January 1998.

     8.2  Exchange of Information and Results.  Each of MAXYGEN and NOVO
          -----------------------------------
NORDISK shall, free of separate charge, fully and promptly disclose to each other all inventions that pertain to Shuffling, whether or not patentable, made by it or on its behalf in the course of the Development Program. Furthermore, each Party shall disclose to the other Party any know-how, data, technology, methods or other information in its possession which could facilitate the other Party's performance of its specific tasks under the Development Program, which may only be used by the other Party to perform its specific tasks under the Development Program.

     8.3  Performance of Obligations.    Each Party shall use its best efforts
          --------------------------
to diligently carry out its tasks under the Development Program.

     8.4  Working Group.   A Working Group consisting of three (3) members
          -------------
appointed by MAXYGEN and three (3) members appointed by NOVO NORDISK shall be established in order to monitor the progress of the cooperation under this Agreement including the Development Program.

     Furthermore, the Working Group shall in good faith discuss questions related, but not limited to:

     .    goals and time frame of the cooperation,

     .    setting of priorities within the scope of the Development Program,

     . patent issues, e.g., filing, strategy, determination of inventorship, etc.,

     .    possible change to or abandonment of Development Program,

     .    possible conflicts of interest, and

     . inclusion of any third parties or any intellectual property rights or know-how belonging to third parties in the project.

     During such discussions the Parties shall aim at reaching unanimity. However, in the absence of such unanimity, the Working Group shall not have any decision powers, but shall refer the matter to the top management of NOVO NORDISK and MAXYGEN, respectively, for settlement.

     The Working Group shall meet whenever requested by either Party and whenever deemed relevant by the Working Group. At least one (1) member from each side shall participate at each meeting. Furthermore, relevant scientific or other staff from either Party may attend. The members of the Working Group shall communicate to the extent necessary in order to coordinate their efforts and shall be responsible for the drafting of detailed minutes and records from each meeting.

     8.5  Funding by NOVO NORDISK.    In consideration of the rights granted to
          -----------------------
NOVO NORDISK hereunder, NOVO NORDISK shall, in addition to paying royalties under Section 3 and granting a cross-license under Section 2.2, compensate MAXYGEN for MAXYGEN's performance of its tasks under the Development Program. Unless modified by mutual agreement in writing, said compensation shall amount to an annual amount of [*******] out of which [*******] shall be considered as a fixed amount whereas the remaining [*******] shall cover the [*******] MAXYGEN scientists referred to below. The annual funding amount shall be paid in advance in quarterly installments of [*******] each, the first of which will become due for payment on the Effective Date. MAXYGEN undertakes to designate and assign at least [*******] scientists with expertise in Shuffling towards full-time work under the Development Program during the term of such funding by NOVO NORDISK.

     8.6  Ownership of Patents and Technology.   MAXYGEN Patents and MAXYGEN
     ---  -----------------------------------
Know-How are and shall continue to be the exclusive property of MAXYGEN, subject to the licenses granted hereunder.

     NOVO NORDISK Patents are and shall continue to be the exclusive property of NOVO NORDISK, subject to the licenses granted hereunder.

     Jointly Owned Patents shall be considered the joint property of and shall be co-assigned to each of the Parties, the commercial exploitation of which, however, shall be subject to the licenses, rights and restrictions outlined in this Agreement.

     MAXYGEN Break-through Inventions and MAXYGEN Future Patents, if any made, shall become the property of MAXYGEN subject to the licenses granted hereunder.

     NOVO NORDISK Future Patents, if any, shall be the exclusive property of NOVO NORDISK subject to the licenses granted hereunder.

     8.7  Filing, Prosecution and Maintenance of Jointly Owned Patents.    The
          ------------------------------------------------------------
Parties will mutually agree upon which of them shall be responsible for filing, prosecution and maintenance of Jointly Owned Patents. In case all inventors are employed by the same Party, that Party shall be responsible for filing, prosecution and maintenance of such Jointly Owned Patents. The expenses of such filing, prosecution and maintenance shall be equally shared by the Parties unless one of the Parties assigns all of its rights, on a country-by-country basis, to the other Party.

     8.8  Publication of Results.    Neither Party shall be entitled to publish
          ----------------------
the results obtained under the Development Program, without the approval of the other Party.

9.   TERM AND TERMINATION

     9.1  Term and Expiry.  This Agreement shall enter into force on the
          ---------------
Effective Date and shall expire five (5) years after the Effective Date, provided that NOVO NORDISK may reduce its funding obligation for the Development Program under Section 8 hereof by up to [*******] beginning with the [*******] year after the Effective Date by notice to MAXYGEN not later than [*******] months prior to the year for which the reduction shall be effective. Unless due to breach of agreement or warranties hereunder by the other Party, neither Party may terminate this Agreement with respect to the licenses and options exchanged hereunder. Notwithstanding the expiry of this Agreement, the licenses granted hereunder shall continue in force under the terms and conditions contained herein including the continuing obligation to pay royalties on Net Sales of Licensed Products, on a country-by-country basis, for the life of any patent containing a Valid Claim in the relevant country, provided, however, that NOVO NORDISK shall have no further right to activate any NOVO NORDISK Preferred Area that it has not bona fidely activated prior to the expiry, but NOVO NORDISK nonetheless shall have the right of first opportunity for a period of [*******] after the expiry if MAXYGEN should decide to pursue development or license of such lapsed NOVO NORDISK Preferred Area with a third party. In such event, MAXYGEN shall advise NOVO NORDISK from time to time of its decision to proceed with a third party and the terms of a proposed agreement with NOVO NORDISK and NOVO NORDISK shall have [*******] thereafter to advise MAXYGEN whether it desires to accept such proposed agreement. Similarly, NOVO NORDISK may propose to MAXYGEN its desire to proceed with development of such a lapsed NOVO NORDISK Preferred Area and MAXYGEN shall within [*******] thereafter advise NOVO NORDISK of the terms of a proposed agreement, and NOVO NORDISK shall have [*******] thereafter to advise MAXYGEN whether it desires to accept such proposed agreement. In either event if NOVO NORDISK does not accept the agreement proposed by MAXYGEN, MAXYGEN shall have [*******] thereafter to enter into an agreement with a third party on terms and conditions, [*******]. If MAXYGEN is unable to enter into such agreement with a third party by the end of such [*******] period, it shall again offer to NOVO NORDISK the right of first opportunity before entering into any such agreement with a third party.

     9.2  Termination Due to Breach of Contract.  If a Party to this Agreement
          -------------------------------------
commits a material breach of any provision of this Agreement and fails to remedy such breach within [*******] days after written notice thereof from the other Party stating the intent to terminate the Party not in default may, at its option, terminate this Agreement by giving [*******] days prior written notice to the Party in default. Said right of termination shall be in addition to any remedies for damages and/or injunctive relief and may be exercised by the non-defaulting Party whilst upholding the licenses granted to that Party under
Section 2.1 or 2.2, as appropriate, on the relevant licensing terms contained herein.

     9.3  Survival of Provisions.
          ----------------------

          (a) Expiration or termination of this Agreement shall not terminate the obligation of either Party to make any payments to the other Party that have accrued prior to the date of expiry or termination.

          (b) The provisions contained in Sections 5, 8.6, 8.7, 9, 11, 13, 19, 20 and 21 of this Agreement shall survive its expiry or termination.

10.  FORCE MAJEURE

     Each of the Parties hereto shall be excused from the performance of its obligations hereunder and shall not be liable for damages to the other in the event that such performance is prevented by circumstances beyond its effective control. Such excuse from performance shall continue for as long as the condition responsible for such excuse continues and for a period of thirty (30) days thereafter, provided that if such excuse continues for a period of one hundred twenty (120) days, the Party whose performance is not being prevented shall be entitled to withdraw from this Agreement. For the purpose of this Agreement circumstances beyond the effective control of the Party which excuse said Party from performance shall include, without limitation, acts of God, enactments, regulations or laws of any government, injunctions or judgment of any court, war, civil commotion, destruction of facility or materials by fire, earthquake, storm or other casualty, labor disturbances and failure of public utilities or common carrier.

11.  INDEPENDENT CONTRACTORS

     Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employment or joint venture relationship between the Parties. All activities by the Parties hereunder shall be performed by the Parties as independent parties. Neither Party shall incur any debts or make any commitment for or on behalf of the other Party except to the extent, if at all, specifically provided herein or subsequently agreed upon.

12.  LIMITATION ON ASSIGNMENT

     Except as otherwise expressly provided herein neither this Agreement nor any interest or obligation hereunder shall be assignable by either Party without the prior written consent or agreement of the other Party, except in case of sale or transfer of substantially all of a Party's business of which this Agreement may be a part.

13.  CONFIDENTIALITY

     In consideration of disclosure by either of the Parties to the other Party of confidential information in written or oral form or in the form of samples, the recipient and the recipient's Affiliates undertake for a period of [*******] years from the date of disclosure to treat received information as strictly secret and therefore not to disclose it to any third party (except reliable employees and Affiliates and sublicensees under similar secrecy obligations), and to make no commercial use of it except for the purposes of this

Agreement or except as otherwise specifically provided for herein. This obligation does not apply to:

     (a) information which, at the time of disclosure, is already in the public domain;

     (b) information which, after disclosure, becomes a party of the public domain by publication through no violation of this Agreement;

     (c) information which the recipient is able to prove by competent written evidence to have been in possession of prior to any disclosure;

     (d) information which is hereafter lawfully disclosed by a third party to the recipient, which third party did not acquire the information under a still effective obligation of confidentiality to the disclosing Party.

Neither Party shall issue any press release or other public statement concerning the existence or terms of this Agreement or any activities related hereto without consulting and agreeing with the other Party. However, each Party may disclose this Agreement or any activities related hereto without the other Party's approval if such approval has been requested but not received within forty-eight (48) hours and such party concludes, after consulting with its legal advisors, that it is required by law to disclose the transaction or part thereof.

14.  AMENDMENTS OF AGREEMENT

     This Agreement may be amended or modified or one or more provisions hereof waived only by a written instrument signed by both Parties.

15.  SEVERABILITY

     In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement and the Parties to be invalid, illegal or unenforceable such provisions shall be deleted in such jurisdiction; elsewhere this Agreement shall not be affected.

16.  ARTICLE HEADINGS

     The section headings contained in this Agreement are for convenience only and are to be of no force or effect in construing and interpreting this Agreement.

17.  NOTICES

     Any notice, report, request, approval, payment, consent or other communication required or permitted to be given under this Agreement shall be in writing and shall for all purposes be deemed to be fully given and received if delivered in person or sent by registered mail, postage prepaid or by facsimile transmission to the respective parties at the following addresses:


If to MAXYGEN:                          MAXYGEN, INC.
                                        3410 Central Expressway
                                        Santa Clara, CA 95051 USA

                                        Attn: President
                                        Telefax: 408-481-0385



with a copy to:                         Heller Ehrman White & McAuliffe
                                        525 University Avenue
                                        Palo Alto, CA 94301
                                        U.S.A.

                                        Attention: Julian N. Stern
                                        Telefax: 650-324-0638



If to NOVO NORDISK:                     NOVO NORDISK A/S
                                        Novo Alle
                                        DK-2880 Bagsvaerd
                                        Denmark

                                        Attn: General Counsel
                                        Telefax: +45 44 98 06 70




     Either Party may change its address for the purpose of this Agreement by giving the other Party written notice of its new address.

18.  NON-WAIVER FOR FAILURE TO ENFORCE COMPLIANCE

     The express or implied waiver by either Party of a breach of any provision of this Agreement shall not constitute a continuing waiver of other breaches of the same or other provisions of this Agreement.

19.  APPLICABLE LAW

     This Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The English wording of this Agreement shall prevail.

20.  ARBITRATION

     Both Parties will use their best endeavors to settle all matters in dispute amicably. All disputes and differences of any kind related to this Agreement, which cannot be solved amicably by the Parties, shall be referred to arbitration.

     The arbitration court shall consist of three arbitrators. The arbitration, including appointment of arbitrators, shall be carried out in accordance with the then valid rules of the American Arbitration Association (excluding any conciliation procedures). The arbitration shall take place in New York City and shall be conducted in the English language. The award of the arbitrators shall be final and binding on both Parties. The Parties bind themselves to carry out the awards of the arbitrators.

21.  AUTHORITY TO SIGN

     Each person signing below and each Party on whose behalf such person executes this Agreement warrants that he, she or it as the case may be, has the authority to enter into this Agreement.

Date: 1997-09-17                             Date: 1997-09-17

NOVO NORDISK A/S                             MAXYGEN, INC.


By:  /s/ Soren Carlsen                         By:  /s/ Russell Howard
     ---------------------------                    ---------------------------
     Soren Carlsen                                  Russell Howard
     Corporate Vice President                       President
     Enzyme Research

                                  EXHIBIT A

                            (Development Program)

                                   [*******]

[Exhibit A summarized the original work plan under this Agreement. The work plan was replaced in the April 19, 1999 amendment to this Agreement.]

                                  EXHIBIT B

Specific projects of NOVO NORDISK include:

*  the use of Shuffling for development of [*******]

* the use of Shuffling for development of Industrial Proteins for use in [*******]

If NOVO NORDISK should use MAXYGEN PATENTS, MAXYGEN FUTURE PATENTS, MAXYGEN Break-through Inventions or MAXYGEN Know-How in the development of any product resulting from the foregoing specific projects, it shall be royalty-bearing, as provided in this Agreement.

                                  EXHIBIT C

                  (MAXYGEN Patents and Patent Applications)
                   -----------------------------------------

                                   [*******]

[Exhibit C listed the Maxygen Patents and Patent Applications under this Agreement. Exhibit C was replaced in the April 19, 1999 amendment to this Agreement.]

                                   EXHIBIT D

                                   [*******]

[Exhibit D identified the Novo Nordisk Field under this Agreement.
Exhibit D was replaced in the April 19, 1999 amendment to this Agreement.]

                                  EXHIBIT E

Projects and Project Areas within the NOVO NORDISK Field to which NOVO NORDISK cannot be granted exclusivity by virtue of prior contractual relationships and specific documented MAXYGEN discussions with other parties prior to the date of this Agreement:

*  Use of Shuffling for development of [*******].

                                   EXHIBIT F


DK 0907/95,
DK 1047/95, and
WO 97/07205; (NN 4439: in vivo gene shuffling)

DK 0988/95, and
WO 97/09446; (NN 4542: phage display in detergents)

DK 0018/96, and
WO 97/00014; (NN 4632: in vivo diversity generation)

DK 1471/96, and
DK 0592/97; (NN 4833: in vivo recombination in bacteria)

DK 0307/97,
DK 0434/97, and
DK 0625/97; (NN 4859: in vitro recombination)

DK 0304/97,
DK 0432/97,
DK 0624/97; (NN 5113: directed in vitro recombination)

DK 0306/97,
DK 0433/97, and
DK 0623/97; (NN 5114: low-identity in vitro recombination)

WO 96/10084 (NN 4126: Process for production of secondary metabolites - nonexclusive)

                                  EXHIBIT G


                                   [*******]

[Exhibit G identified the Novo Nordisk Preferred Areas under this Agreement. Exhibit G was replaced in the July 29, 1998 amendment to this Agreement.]

                                   EXHIBIT H


Additional rights of NOVO NORDISK pursuant to Section 2.1 and retained rights of NOVO NORDISK pursuant to Section 2.2 include:


The improvement of [*******] for use in the manufacture or synthesis of [*******]. Any resulting products that are invented or developed by or on behalf of NOVO NORDISK or its Affiliates or sublicensees through application of Shuffling that are covered by MAXYGEN Patents, MAXYGEN Future Patents or MAXYGEN Break-through Inventions, shall be royalty-bearing in accordance with the provisions of Section 3 of this Agreement.

                AMENDMENT TO MAXYGEN/NOVO NORDISK LICENSE AND
                            COLLABORATION AGREEMENT

     This Amendment is to the License and Collaboration Agreement (The Agreement) between Maxygen, Inc. (Maxygen) and Novo Nordisk, A/S (Novo Nordisk) dated September 17, 1997. Novo Nordisk and Maxygen hereby agree to amend and clarify the Agreement as is set forth below.

It is understood and agreed that the Novo Nordisk Field in the Agreement includes without limitation the use of Shuffling to develop, manufacture, sell and use Industrial Proteins which are [*******] for those areas defined in Exhibit D and for the Novo Nordisk Preferred Areas upon their activation. The parties further acknowledge that [*******] for use in areas other than those areas defined in Exhibit D of the Agreement and for areas other than those to be included in the Novo Nordisk Preferred Areas upon their activation are not included in the Novo Nordisk Field.

With specific regard to [*******] as listed in Exhibit D of the Agreement, the Novo Nordisk Field is defined as and is limited to [*******]. The parties further agree and acknowledge that such Industrial Protein use in the areas of [*******] shall be limited to use where the purified or unpurified Industrial Protein preparation does not itself constitute a significant part, [*******] of the final [*******]. Thus, by way of clarification of the above, the Novo Nordisk Field includes without limitation [*******], but excludes [*******].

The parties further agree and acknowledge that the Novo Nordisk Field as defined in the Agreement includes the use of Shuffling by Novo Nordisk or any research collaborator or any contractor to [*******], provided however that such [*******] are used exclusively by Novo Nordisk or any research collaborator or any contractor for [*******] within the Novo Nordisk Field and Novo Nordisk Preferred Areas upon their activation. By way of clarification, the Novo Nordisk Field and Novo Nordisk Preferred Areas upon activation include without limitation [*******] as defined in this Amendment and in Exhibit D of the Agreement. As a further clarification, the parties acknowledge and agree that neither party shall have any a priori rights to [*******] developed by the other party or its collaborators or contractors. The parties further agree and acknowledge that the use of Shuffling specifically for development of [*******] is not sublicensable by Novo Nordisk to third parties except as is necessary for a research collaboration with a third party or for contract services provided by a third party.

The parties further agree and acknowledge that the development, production, and sales of Industrial Proteins for use in [*******] as described in Exhibit D of the Agreement does not include [*******].

AUTHORITY TO SIGN

Each person signing below and each Party on whose behalf such person executes this Agreement warrants that he, she or it, as the case my be, has the authority to enter into this Amendment.

Date: 1998-6-29                                Date: 1998-6-29


By: /s/ Soren Carlsen                          By: /s/ Russell Howard
    ----------------------                         -----------------------
    Soren Carlsen                                  Russell Howard
    Corporate Vice President                       President
    Enzyme Research

                                 Amendment to
                         Maxygen/Novo Nordisk License
                          and Collaboration Agreement

This Amendment is to the Maxygen/Novo License and Collaboration Agreement (the Agreement) between Maxygen, Inc. and Novo Nordisk A/S dated September 17, 1997. Novo Nordisk and Maxygen agree to amend the Agreement as is set forth below. This Amendment is effective as of the last date signed below.

                                   Exhibit G

                                   [*******]

[Exhibit G identifies the Novo Nordisk Preferred Areas.]


Each Person signing below and each Party on whose behalf such person executed this Amendment warrants that he she or it, as the case may be, has the authority to enter into this Amendment.

MAXYGEN, INC.                       NOVO NORDISK A/S

By: /s/ Russell Howard                By: /s/ Soren Carlsen
    ------------------                    -----------------
    Russell Howard                        Soren Carlsen
    President and                         Corporate Vice President
    Chief Executive Officer               Enzyme Research


Date:  7/22/98                      Date:  7/29/98

     AMENDMENT TO MAXYGEN/NOVO NORDISK LICENSE AND COLLABORATION AGREEMENT

     This amendment is to the License and Collaboration Agreement dated September 17, 1997 (the License Agreement) between Maxygen, Inc., 515 Galveston Drive, Redwood City, CA 94063 (hereinafter referred to as MAXYGEN) and Novo Nordisk A/S, Novo Alle, DK-2880 Bagsvaerd, Denmark (hereinafter referred to as NOVO NORDISK). This amendment is effective as of the last date signed below. MAXYGEN and NOVO NORDISK hereby amend the Agreement as follows:

I) The following definitions from the Agreement are amended as is set forth below:

     The term "Industrial Protein" shall mean [*******] for production, sale, and/or use in the Novo Nordisk Field, or upon being activated in accordance with
Section 7.3 hereof, a Novo Nordisk Preferred Area, but excluding [*******].

     The term "NOVO NORDISK Field" shall mean the use of Shuffling for the development, production and/or sale of Industrial Proteins in the areas described in Exhibit D attached hereto, and, upon its activation in accordance with the provisions of Section 7.3 hereof, in each Preferred Area, excluding, however, such use for the purpose of [*******], and excluding existing specific projects of MAXYGEN as specified in Exhibit E. The NOVO NORDISK Field shall not include [*******], except as set forth in Section 2.2 below.

II)  The following new definitions are added to the Agreement:

     The term "Metabolic System" shall mean [*******].

     The term "Circular PCR" shall mean new methods (as of 18 April 1995) for DNA amplification reactions performed on overlapping DNA fragment with complementary hybridizable ends allowing the fragments to anneal in the form of a circle.

     The term "MAXYGEN Circular PCR Patents" shall mean the patents and applications listed in Exhibit I and any patents issued on any such patent applications and including any reissued patents, re-examined patents, divisions, renewals, continuations-in-part, substitutions, extensions or foreign counterparts thereof.

     The term "Shuffling" shall mean new methods (as of 17 February 1994) for recombination of genetic material for creation and screening of genetic diversity, comprising methods included in or similar to those described in Exhibits C and F. Shuffling also encompasses the use of Circular PCR methods included in or similar to those described in patents and applications listed in Exhibit 1. Shuffling may be either in vivo or in vitro, but does not include any Assay Technology. [*******].

     The term "Shuffled," when referring to nucleic acid compositions such as genes, shall mean any such compositions which have been obtained by the process of Shuffling.

     The term "Patent Prosecution Activities" shall mean patent filing, prosecution and maintenance, including the defense of interferences, oppositions, and similar proceedings.

     The term "Chemical" or "Chemicals" as used in Exhibit D herein shall mean [*******] used in the products or processes defined in Exhibit D.

III) The following sections of the Agreement are amended as is set forth below:

     2.1  Grant of Licenses from MAXYGEN to NOVO NORDISK. MAXYGEN hereby grants
          ----------------------------------------------
to NOVO NORDISK a worldwide, royalty-bearing (in accordance with Section 3 below), exclusive, irrevocable (except as otherwise stated in Section 9) and sublicensable (except for the restrictions set forth in item 13, Exhibit D) right and license to practice the MAXYGEN Patents, the MAXYGEN Know-How, the MAXYGEN Future Patents, the Jointly Owned Patents and the MAXYGEN Breakthrough Inventions, to make, have made, use, promote, market, distribute and sell Licensed Products within the NOVO NORDISK Field and any NOVO NORDISK Preferred Areas which may be activated in accordance with Section 7 hereof. This license grant expressly includes the right to manufacture Licensed Products by [*******] for the purpose of using, promoting, marketing and distributing Licensed Products in the NOVO NORDISK Field.

6.   PATENT PROSECUTION

     6.1  Patent Prosecution.
          ------------------

     (a) MAXYGEN Patents, MAXYGEN Future Patents, NOVO NORDISK Patents, NOVO NORDISK Future Patents, and MAXYGEN Breakthrough Inventions:

     With regard to the MAXYGEN Patents, MAXYGEN Future Patents, MAXYGEN Break-through Inventions, NOVO NORDISK Patents, and NOVO NORDISK Future Patents, the licensor shall inform about and, to the extent reasonably practicable as specified below, give the licensee a reasonable opportunity to discuss and influence Patent Prosecution Activities. The licensor shall nonetheless have the final decision as to any such matter unless the Working Group shall decide otherwise.

     Such major prosecution events shall include official communications with the examining division at the European Patent Office and the United States' Patent and Trademark Office in the form of patent applications, including divisional applications, reissue applications, continuations and continuations-in part, requests for examination, including reexamination, written opinions, amended claims, final rejections, and notices of allowance.

     MAXYGEN and NOVO NORDISK shall each be responsible to utilize commercially reasonable efforts to file, prosecute and maintain, at its own expense, all patents and patent applications included in the exhibits to this Agreement.

     The licensor shall use reasonably diligent efforts to provide to licensee such intended communications from the licensor to the examining division no later than two (2) weeks prior to the filing of the actual official communication.

     The licensor shall use reasonably diligent efforts to disclose to the licensee within two (2) weeks from its receipt such communications from the examining division.

     (b)  Jointly Owned Patents:

     Decisions on filing, prosecution and maintenance of Jointly Owned Patents shall be as described in section 8.7 herein. Notwithstanding section 8.7, for Jointly Owned Patents describing and claiming Shuffled genes encoding Industrial Proteins, Industrial Proteins encoded by Shuffled genes and uses of such Industrial Proteins, NOVO NORDISK shall be responsible, at its sole expense, for Patent Prosecution Activities with respect to inventions made by MAXYGEN or NOVO NORDISK or jointly by the Parties in connection with the Development Program. However, if a Jointly Owned Patent solely claims uses in the MAXYGEN Field of such Shuffled genes or of proteins encoded by the Shuffled genes, then MAXYGEN shall be responsible at its sole expense for such Patent Prosecution Activities.

     With regard to all other Jointly Owned Patents, responsibility for Patent Prosecution Activities shall be as described in section 8.7.

     6.2  Enforcement.
          -----------

     (a) MAXYGEN Patents, MAXYGEN Future Patents, MAXYGEN Breakthrough Inventions, NOVO NORDISK Patents, and NOVO NORDISK Future
          Patents:

     In the event that any MAXYGEN Patent, MAXYGEN Future Patent, MAXYGEN Breakthrough Invention, NOVO NORDISK Patent, or NOVO/NORDISK Future Patent may be infringed or misappropriated by a third party in any country or is subject to a declaratory judgment action arising from such infringement or misappropriation in such country, or is the subject of an interference, re-examination, reissue or opposition proceeding, the Party becoming aware thereof shall promptly notify the other Party thereof.

     NOVO NORDISK retains all rights for enforcement of the NOVO NORDISK Patents, and/or NOVO NORDISK Future Patents within the NOVO NORDISK Field. Similarly, MAXYGEN retains all rights for enforcement of the MAXYGEN Patents, MAXYGEN Future Patents, and MAXYGEN Breakthrough Inventions within the MAXYGEN Field.

     The licensee shall have the right to enforce, at its own expense, licensed patents within its field, i.e. the MAXYGEN Field or the NOVO NORDISK Field, as appropriate, subject to the following provisions:

     In cases where there is a reasonable suspicion of a commercially significant infringement in the licensed field, the licensee shall first consult the licensor and the Parties shall jointly develop and implement a plan to abate the infringement. The Parties shall consider existing and potential infringement suits by the licensor against a third party relating to the patents licensed under this Agreement, and attempt to coordinate any such enforcement efforts relating to the licensed patents without limiting the rights granted to the licensee. Should one Party be unwilling to cooperate in the development of a plan for abatement of infringement, it shall so notify the other Party in writing, and the other Party may proceed on its own with any necessary work, including the selection and use of outside counsel in order to develop such a plan. Should the licensor and licensee jointly decide to initiate an infringement suit, the Parties will cooperate with each other in the litigation, with each Party maintaining its ability to retain counsel at their own expense. Furthermore, the Parties shall both have access to copies of all documents filed in, and all written communications in any such infringement suits, with decisions regarding conduct of the litigation being made jointly between the Parties. Decisions on settlement shall be made jointly between the Parties, and neither Party shall enter into a settlement agreement without the consent of the other Party, which consent shall not be unreasonably withheld. Neither Party shall, without the other Party's consent make any settlement of any litigation or claim which would result in any grant to any third party of any rights that would diminish the rights of the other Party. Any cash recovery by such Party received as a result of any such claim, suit or proceeding shall be used first to reimburse the Parties hereto for all expenses (including court costs, attorneys and professional fees and other expenses of all kinds) incurred in connection with such claim, suit or proceeding. After reimbursement of such expenses, twenty-five percent (25%) of the remainder shall be paid to the licensor and seventy-five percent (75%) retained by the licensee.

     In situations where there is a reasonable suspicion of a commercially significant infringement in the licensed field, if the Parties cannot agree on a plan to abate such infringement within one hundred eighty (180) days of receiving notice of such infringement from the licensee, the licensee may, at its expense, initiate such suit to abate such infringement or misappropriation; provided the licensee may not enter into any settlement without the prior consent of the licensor, which consent shall not be unreasonably withheld, and may not make any statement which admits that any of the patents licensed pursuant to this Agreement are invalid or unenforceable. Notwithstanding the 180 (one hundred and eighty) days' period referred to in the preceding sentence, the licensee shall be entitled to commence legal proceedings against the alleged infringer(s) even before expiry of said period insofar as the licensee can demonstrate that such action is necessary in order to preserve the licensee's ability to obtain an injunction, whether on a final or preliminary basis. In the event the licensee brings such an infringement suit, the licensor shall become a party to the lawsuit and shall assist the licensee in the lawsuit at licensee's expense and using counsel reasonably acceptable to licensee. Any cash recovery by such Party received as a result of any such claim, suit or proceeding shall be used first to reimburse the Parties hereto for all expenses (including court costs, attorneys and professional fees and other expenses of all kinds) incurred in connection with such claim, suit or proceeding. After reimbursement of such expenses, twenty-five percent (25%) of the remainder shall be paid to the licensor and seventy-five percent (75%) retained by the licensee.

     If MAXYGEN notifies NOVO NORDISK that it intends to make an initial public offering of MAXYGEN shares, then for a period of six (6) months from such notice NOVO NORDISK shall not commence any new action or proceeding against any third party with respect to any MAXYGEN patent without the prior written consent of MAXYGEN; provided, however, NOVO NORDISK may respond to and participate in any patent infringement action or other similar proceeding which has commenced as of the date of such notice or which may be commenced by a third party. Notwithstanding the 180 (one hundred and eighty) days' period referred to in the preceding sentence, the licensee shall be entitled to commence legal proceedings against the alleged infringer(s) even before expiry of said period insofar as the licensee can demonstrate that such action is necessary in order preserve the licensee's ability to obtain an injunction, whether on a final or preliminary basis. In addition, MAXYGEN may not use this paragraph to require NOVO NORDISK to delay any new actions or proceedings if more than 90 days have lapsed after NOVO NORDISK has notified MAXYGEN of its reasonable suspicion of a commercially significant infringement in the NOVO NORDISK Field of the MAXYGEN Patents, MAXYGEN Future Patents, and/or the MAXYGEN Breakthrough Inventions.

          (b)    Jointly Owned Patents:

     In the event MAXYGEN or NOVO NORDISK becomes aware of any actual or threatened infringement of any Jointly Owned Patents, that Party shall promptly notify the other and shall promptly discuss how to proceed in connection with such actual or threatened infringement.

     In the case of an act of infringement in the NOVO NORDISK Field, should MAXYGEN not wish to participate in such a proceeding, NOVO NORDISK shall have the right to proceed alone, at its expense, and may retain any cash recovery; provided, at the request and expense of NOVO NORDISK.

     MAXYGEN agrees to cooperate and join in any proceedings in the event that a third party asserts or that a Court finds that MAXYGEN is necessary or indispensable as a named party to such proceedings; provided, NOVO NORDISK may not enter into any settlement with respect to any of the Jointly Owned Patents without the prior consent of MAXYGEN, which consent shall not be unreasonably withheld.

     In the case of an act of infringement in the MAXYGEN Field, should NOVO NORDISK not wish to participate in such a proceeding, MAXYGEN shall have the right to proceed alone, at its expense, and may retain any cash recovery; provided, at the request and expense of MAXYGEN, NOVO NORDISK agrees to cooperate and join in any proceedings in the event that a third party asserts or that a Court finds that NOVO NORDISK is necessary or indispensable as a named party to such proceedings; provided, MAXYGEN may not enter into any settlement with respect to any of the Jointly Owned Patents without the prior consent of NOVO NORDISK, which consent shall not be unreasonably withheld.

     Neither Party may make any statement as to the invalidity and/or unenforceability of the Jointly Owned Patents.

     8.7  Filing, Prosecution and Maintenance of Jointly Owned Patents. For
          ------------------------------------------------------------
Jointly Owned Patents describing and claiming Shuffled genes, proteins encoded by Shuffled genes and uses of such proteins, NOVO NORDISK shall be responsible, at its sole expense, for Patent Prosecution Activities with respect to inventions made by MAXYGEN or NOVO NORDISK or jointly by the Parties. For all other inventions, the Parties will agree upon which of them shall be responsible for Patent Prosecution Activities of the Jointly Owned Patents, except that in situations where all inventors are employed by the same Party, that Party shall be responsible for Patent Prosecution Activities of such Jointly Owned Patents. Except for Jointly Owned Patents describing and claiming Shuffled genes, proteins encoded by Shuffled genes and uses of such proteins, the expenses of the Patent Prosecution Activities shall be equally shared by the Parties unless one of the Parties assigns all of its rights, on a country by country basis, to the other Party. In each case, the Party responsible for Patent Prosecution Activities shall assure that the other Party will have the opportunity to provide meaningful and substantive review and comment on all major prosecution events, and shall consider such comment in making decisions relating to the Patent Prosecution Activities. Such major prosecution events shall include all substantive official communications (such as patent application filings, including divisionals, reissue applications, filing of continuations and continuations-in-part, requests for examination or reexamination, responses to written opinion and office actions, claim amendments and notices of allowance), with the examining division at the European Patent Office, the United States' Patent and Trademark Office, and the patent offices of other major countries in which Jointly Owned Patents are filed.

IV) Original section 6.2 of the Agreement is retained and renumbered as section 6.3.

V)   The following Exhibits are amended as is set forth below.


                                   EXHIBIT A
                              Development Program
                              -------------------

                                   [*******]

                                   [*******]

[Exhibit A describes the Development Program under this Agreement. Exhibit A describes the status of certain research conducted prior to amendment of this Agreement and future development plans of the parties.]

                                   EXHIBIT C
                   (MAXYGEN Patents and Patent Applications)
                   -----------------------------------------

                                   [*******]

[Exhibit C identifies the Maxygen Patents and Patent Applications licensed to Novo Nordisk under this Agreement.]

                                   EXHIBIT D

                                   [*******]

[Exhibit D identifies the specific areas within the Novo Nordisk Field.]

VI)  The following new Exhibit is added to the Agreement.

                                   EXHIBIT I
                         MAXYGEN Circular PCR Patents
                         ----------------------------

Maxygen Case No.     Townsend Case No.      Patent/Appl. No.   Filing Date


     [*******]


VII. All other sections of the Agreement including the other exhibits are unchanged. The previous amendments to the Agreement dated June 29, 1998 and July 19, 1998 are also unchanged by this amendment.

     Each person signing below and each Party on behalf such person executes this Agreement warrants that he, she or it, as the case may be, has the authority to amend the Agreement.

MAXYGEN, INC.                    NOVO NORDISK A/S

By: /s/ Russell Howard           By: /s/ Soren Carlsen
    --------------------             ----------------------------
    Russell J. Howard                Soren Carlsen
    President & C.E.O.               Corporate Vice President
                                     Enzyme Research

Date:  4-12-99                   Date:  4-19-99
     -------------------              -----------------------------